Exhibit 2

This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law and may not be transferred, sold or offered for sale unless registered pursuant to the Securities Act and any applicable state securities law or unless an exemption from such registration is available.

EDISON CONTROL CORPORATION

WARRANT


THIS IS TO CERTIFY THAT, in consideration for financial advisory and consulting services and arranging certain financing and the issuance of a guarantee, for value received, William B. Finneran (the "Holder") is entitled to purchase from EDISON CONTROL CORPORATION, a New Jersey corporation (the "Company") a total of 500,000 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of this Warrant.

1. Exercise Price.

The exercise price (the "Exercise Price") is $1.60 for each share of Common
Stock.

2. Exercise of Warrant.

Subject to Section 5 hereof, this Warrant shall be exercisable during its term as follows:

(i)   Right to Exercise.
      The right to purchase Shares shall be immediately exercisable, with respect to all or a part of the Shares.
(ii) 	Method of Exercise.
      This Warrant shall be exercisable from time to time by written notice which shall state the number of Shares in respect of which this Warrant is being exercised, shall be signed by Holder and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

No Shares will be issued pursuant to the exercise of this Warrant unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

(iii) Number of Shares Exercisable.
      Each exercise of the purchase rights hereunder shall reduce, pro tanto, the total number of Shares that may thereafter be purchased under this Warrant.

3.	Holder's Representations.

In the event the Shares purchasable pursuant to the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended ("Securities Act"), at the time this Warrant is exercised, Holder shall, concurrently with the exercise of all or any portion of this Warrant, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A.

4. Method of Payment.

Payment of the exercise price shall be by any of the following, or a combination thereof:

(i)  	cash or certified check; or

(ii) 	surrender to the Company of other shares of Common Stock of the
      Company or Warrants which are not the subject of the exercise in question having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which this Warrant is being exercised. The fair market value ("Fair Market Value") of
      (x) the Warrants so surrendered shall be equal to the difference between their exercise price and the Fair Market Value of the Shares underlying such Warrants on the date of exercise and (y) the shares so surrendered shall be determined by the Board in its sole discretion; provided, however, that where there is a public market for the Common Stock, the value per Share shall be the mean of the bid and asked prices of the Common Stock on the last business day prior to the date of exercise, as reported on the date of exercise in The Wall Street Journal (or, if not so reported, as otherwise reported in the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the value per Share shall be the mean of the highest and lowest sales price of the Common Stock on such exchange on the last business day prior to the date of exercise, as reported in The Wall Street Journal.

5.	COMPANY'S ACKNOWLEDGMENT OF OBLIGATIONS.

The Company will, at the time of any exercise of Warrants, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights to which the Holder shall continue to be entitled afte such exercise in accordance with the provisions of this Warrant; provided, however, that, if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

6. Certain Adjustments.

The Exercise Price at which Shares may be purchased hereunder, and the number of Shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

6.1 	The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

(a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder shall be entitled to receive in addition to the Shares, the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date for the determination of stockholders entitled to receive such rights, options or warrants than the then current market price per share of Common Stock (as defined in paragraph
(d) of this subsection 6.1), the number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after such record date.

(c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distribution referred to in paragraph (a) of this section 6.1) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) of this subsection 6.1), then in each case the number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (d) of this subsection 6.1) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d) For the purpose of any computation under paragraphs (b) and (c) of this subsection 6.1, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days immediately preceding the date as of which such computation is required to be made. The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, such closing price or average on the Nasdaq National Market, or, if it is not quoted thereon, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

(e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of the Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

(f) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares purchasable immediately thereafter.

(g)	No adjustment in the number of Shares purchasable upon the exercise of this Warrant need be made under paragraphs (b) and (c) of this subsection
6.1 (i) if the Company issues or distributes to the Holder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the Holder would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto; or (ii) for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest; or (iii) for changes in the par value of the Shares, or from par value to no par value or from no par value to par value.

(h) For the purpose of this subsection 6.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) of this subsection 6.1, the Holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant, and the Exercise Price of such shares, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (g) inclusive, of this subsection 6.1, and subsections 6.2 and 6.3, inclusive, with respect to the Shares, shall apply on like terms to any such other securities.

6.2 Notice of Adjustment.

Whenever the number of Shares or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail first class, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the number of Shares and the Exercise Price of such Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. If a dispute shall at any time arise with respect to the failure of the Company to make any adjustments of the Exercise Price or the number of Shares issuable pursuant to this Warrant, such dispute shall be conclusively determined by the Company's independent public accountants. Any such determinations shall be binding upon the Company and the Holder.

6.3 No Adjustment for Cash Dividends.

No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

6.4 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all of the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of cash dividends, interest or other income on or from such shares or other securities and property shall be made during the term of this Warrant or upon the exercise of this Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6. The provisions of this subsection 6.4 shall apply similarly to successive consolidations, mergers, sales, transfers or leases.

7. Registration Rights.

7.1 	Demand Registration Rights.

The Company hereby covenants and agrees with the Holder that within ninety
(90) days after receipt of a written notice from the Holder that the Holder desires to register all or a portion of the Shares pursuant to a public offering, within the meaning of the Securities Act, the Company shall file a registration statement (and thereafter use its best efforts to cause such registration statement to become effective under the Securities Act) with respect to the offering and sale or other disposition of such Shares. The Company shall have no obligation to comply with the foregoing provisions of this subsection 7.1 if in the opinion of counsel to the Company reasonably acceptable to the Holder, registration under the Securities Act is not required for the transfer of the Shares or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer. The Company shall not be required (i) to honor any such request to register the Shares if the request is received after the Expiration Date (as hereinafter defined); (ii) to maintain the effectiveness of the registration statement beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") nor to file any "shelf registration" with respect to distribution of the Shares; or (iii) to cause to become effective more than one registration statement pursuant to which any Shares may be sold under this subsection 7.1. In connection with the demand registration rights provided for in this subsection 7.1, the Company agrees that all of the expenses incurred in registering the Shares shall be borne by the Company, provided that the Holder shall be responsible for the fees and expenses of his counsel and that underwriting discounts attributable to the Shares shall be borne by the Holder.

7.2 	Piggy-Back Registration Rights.

(a) The Company hereby covenants and agrees with the Holder that, in the event the Company proposes to file a registration statement under the Securities
Act (other than in connection with an exchange offer, a "rights" offering to shareholders, a registration statement on Form S-8 or Form S-4 or any successor forms relating to employee benefit plans, an acquisition of another entity or in connection with a dividend reinvestment plan, an employee benefit plan, the conversion of any convertible securities, or a stand-by underwriting with respect to the call of a warrant, option, right or convertible security for redemption) with respect to shares of Common Stock, then the Company shall in each case give written notice of such proposed filing to the Holder at least ten (10) calendar days before the anticipated filing date of such registration statement or, in the event that the Company has not formulated its intent to file such registration statement at least ten (10) calendar days before the anticipated filing date of the registration statement, as soon as practicable upon the formation by the Company of such intent. Such notice shall offer to the Holder the opportunity to include in such registration statement such number of Shares as the Holder may request. The Company shall not be required to honor any such request (i) if, in the opinion of counsel to the Company reasonably acceptable to the Holder, registration under the Securities Act is not required for the transfer of the Shares in the manner proposed by such Holder; (ii) to register Warrant Shares if the request is received after the Expiration Date; or (iii) if any such request is made more than ten (10) calendar days after written notice is given to the Holder. The Company shall permit, or shall use its best efforts to cause the managing underwriter of a proposed offering to permit, the Holder's Shares requested to be included in the registration (the "Piggy-back Shares") to include such Piggy-Back Shares in the proposed offering on the same terms and conditions as applicable to the shares of Common Stock offered by the Company and for the account of any person other than the Company, as the case may be.

(b) Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the shares of Common Stock being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, or for the account of any person or persons other than the Company that have asserted, with respect to such registration, registration rights under any other agreement, then such requested Shares shall be excluded from the registration. If the managing underwriter elects to include a portion of the Piggy-Back Shares, then such inclusion of Piggy-Back Shares shall be made pro rata among the aggregate of the Piggy-Back Shares for which a proper request was made under this subsection 7.2 and any other securities properly requested to be included in the registration by other holders pursuant to registration rights under any other agreement.
The Company shall not be required to maintain in effect the registration statement as it relates to the Piggy-Back Shares beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to the distribution of the Piggy-Back Shares and shall not be required to file any "shelf registration." All expenses incident to such registration shall be borne by the Company, except that underwriting discounts attributable to the Shares and expenses of separate counsel for the Holder shall be borne by the Holder of such Warrant Shares.

7.3 Company Discretion.

In connection with the registration of Shares in accordance with subsections
7.1 and 7.2, the Company shall have sole control in connection with the preparation, filing, amending and supplementing of any registration statement, including the right to withdraw the same or delay the effectiveness thereof when, in the sole judgment of the Board of Directors of the Company, the pendency of such registration statement or the effectiveness thereof would impose an undue burden upon the ability of the Company to proceed with any other material financing for its own account or any material corporate transaction, including, but not limited to, a reorganization, recapitalization, merger, consolidation or material acquisition of the securities or assets of another firm or corporation; provided, however, that the Company's exercise of any such right of withdrawal or delay shall not be deemed a waiver of the rights of the Holder to require registration pursuant to the provisions of subsection 7.1, and the Company shall be required to file a new registration statement or to proceed with such actions as reasonably may be required to cause the registration statement to become effective within a reasonable time after the consummation of the event or transaction which required such withdrawal or delay.

7.4 Indemnification.

(a) The Company hereby indemnifies and holds harmless the Holder and each officer, director and controlling person of the Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance relating to the Shares (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to any action required of or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and each such officer, director and controlling person for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable to the Holder in any such case to the extent that any such claim, loss, damage or liability or arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by the Holder and stated to be specifically for use in the document containing such untrue statement of a material fact or omitting to state the material fact required to be stated herein.

(b) Each party entitled to indemnification hereunder (each an "indemnified party") shall give notice to the Company promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Company who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such defense, but only at such indemnified party's expense. The omission by any indemnified party to give notice as provided herein shall not relieve the Company of its obligations under this Section 5.7(b) except to the extent that the omission results in a failure of actual notice to the Company and the Company is damaged solely as a result of the failure to give notice. The Company shall not, in the defense of any such claim or litigation, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

(c) The reimbursement required by this Section shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(d) To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution permitted by applicable law with respect to any amounts for which it would otherwise be liable under Section 7.4(a).

(e) The Company will enter into indemnification and contribution arrangements with the Holder, any other participating securityholders and the Underwriters that are usual and customary and/or reasonable under the circumstances in connection with any underwritten offering to be effected pursuant to this Section.

7.5 Rule 144 Requirements.

At all times and from time to time, the Company shall undertake to make publicly available and available to the Holder, pursuant to Rule 144 of the Commission under the Securities Act, such information as is necessary to enable the Holder to make sales of shares pursuant to that Rule. The Company shall furnish to the Holder, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144. Notwithstanding the foregoing, the Company shall have no further obligations under this Section at such time as all then outstanding Registrable Securities may be sold pursuant to paragraph
(k) of Rule 144, as determined by, and set forth in an opinion of, counsel to the Company who is reasonably acceptable to the Holder.

8. Exchange and Non-Transferability.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder to the Company for a new Warrant of like tenor, representing in the aggregate the right to purchase the number of Shares purchasable hereunder, each of such new Warrant Certificates to represent the right to purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. This Warrant may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Holder only by him. The terms of this Warrant shall be binding upon the executors, administrators, heirs and successors of Holder.

9. Term of Warrant. This Warrant may not be exercised more than ten (10) years from the date of grant of this Warrant (the "Expiration Date"), and may be exercised during such term only in accordance with the terms of this Warrant; provided, however, that if this Warrant may not be exercised for a period of time as a result of any applicable federal or state securities or other law or regulation as contemplated in Section 5 hereof, the Expiration Date shall be extended for a period of time equal to the period during which such restriction on exercise was in effect.

10. Loss, Theft, Destruction of Warrant.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

11. Withholding Taxes.

11.1 Whenever Shares are to be issued upon the exercise of this Warrant, the Company shall have the right to require the Holder to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Shares.

11.2 Notwithstanding Section (i) of this Section 11, at the election of a Holder, subject to the approval of the Board of Directors of the Company, when Shares are to be issued upon the exercise of this Warrant, the Holder may tender to the Company a number of Shares, or the Company shall withhold a number of such Shares, the Fair Market Value of which is sufficient to satisfy the federal, state, and local tax requirements, if any, attributable to such exercise or occurrence.

11.3 The Company and the Holder each agree that this Warrant for all income tax purposes as a non-qualified stock option, without a readily ascertainable fair market value, pursuant to Treas. Reg. Section 1.83-7 and to take no action or make any disclosure, inconsistent with the foregoing characterization or treatment.

12. SPECIAL COVENANTS OF THE COMPANY.

The Company covenants and agrees that:

(a) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of the Shares above the Exercise Price payable therefor upon such exercise, or take any other action that would cause the Exercise Price to be less than the par value of the Shares, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon the exercise of all Warrants from time to time outstanding.

(b) If any shares of Common Stock required to be reserved for the purpose of exercising this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of the Warrants, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

13. NOTIFICATION BY THE COMPANY.

In case at any time:

(i) the Company shall declare any dividend or any other distribution upon its Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any Convertible Securities or Options;

(iii) the Board of Directors of the Company shall authorize any capital reorganization or reclassification of the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with or into another Person;

(iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(v) the Company shall propose to take any other action that would require a vote of the Company's stockholders;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 30 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken with respect to such dividend, distribution, subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, winding-up or other action shall take place or be voted on by the stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, subscription rights or Options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section shall so state.

14. AMENDMENT AND WAIVER.

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holders.


15. RESERVATION OF SHARES.

The Company will authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of shares of Common Stock or other securities, if so required, to satisfy the exercise of the Warrants.

16. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid:

(i) if to the Holder, at Oppenheimer & Co., Inc., 200 Liberty Street, New York, New York, or at such other address as may have been furnished to the Company in writing by the Holder; and

(ii) if to the Company, at Edison Control Corporation, 140 West Ethel Road, Piscataway, N.J. 08854, or at such other address as may have been furnished to the Holder in writing by the Company.

17. GOVERNING LAW.

This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws of such State.

18. BINDING EFFECT.

The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Company and its successors and permitted assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.


DATE OF GRANT:  June 21, 1996


EDISON CONTROL CORPORATION,
a New Jersey corporation


By: /s/ Mary E. McCormack
Name:  Mary E. McCormack
Title: President, Chief Executive
       Officer and Director

Agreed to this 21st day of
June, 1996.

By:	/s/ William B. Finneran
Name:  William B. Finneran

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASE: 	William B. Finneran

SELLE: 	EDISON CONTROL CORPORATION

COMPANY:	 EDISON CONTROL CORPORATION

SECURITIES: COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company, the following:

(a) I am aware of the Company's business affairs and financial condition, and have acquired all such information about the Company as I deem necessary and appropriate to enable me to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

(c) I further understand that the Securities may not be sold publicly and must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from registration is available. I am able, without impairing my financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on my investment. I understand that the Company is under no obligation to register the Securities except as otherwise provided in the Company's Warrant relating to the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company;
(2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied. I understand that the Company is under no obligation to make Rule 144 available.

(f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such person and their respective brokers who participate in such transactions do so at their own risk.


Signature of Purchaser:



Date:                , 19   _